Exhibit 99.1

DRIL-QUIP, INC. ANNOUNCES SECOND QUARTER 2024 RESULTS

HOUSTON, August 1, 2024 — Dril-Quip, Inc. (NYSE: DRQ), (the “Company” or “Dril-Quip”), a developer, manufacturer and provider of highly engineered equipment, service, and innovative technologies for use in the energy industry, today reported operational and financial results for the three months ended June 30, 2024.

Second Quarter Highlights

•
Revenue of $120.3 million, an increase of 9.1% sequentially and 34.3% year-over-year
•
Subsea Products orders booked of $54.1 million, increasing 25% sequentially. Net of a subsea tree customer project cancellation for $39.6 million, Subsea Product Bookings were $12.8 million
•
Net Loss of $1.8 million, an improvement of $18.2 million sequentially and a decrease of $5.3 million year-over-year
•
Adjusted EBITDA of $16.5million increased $6.3 million sequentially and $7.7 million year-over-year
•
Gross Margin of 30.8% increased 194 basis points sequentially and 417 basis points year-over-year
•
Previously announced merger with Innovex Downhole Solutions (“Innovex”) remains on track to close in the third quarter of 2024

Management Commentary

“We experienced robust revenue growth and strong performance across several of our key businesses in the second quarter, particularly in our Subsea Products and Well Construction segments, which have also benefited from recent strategic partnerships and acquisitions. The Well Construction segment was especially robust with proforma year on year growth of 25%. We expect revenue to continue at or above these levels in the second half of 2024, with strong incoming bookings in our subsea wellheads and connectors product lines,” said Dril-Quip President and Chief Executive Officer Jeffrey Bird.

“Our achievements this quarter are a testament to the effectiveness of our teams and strategy and set us up for further success as we work towards our transformative combination with Innovex. We look forward to the significant benefits for the combined company including scale, cross-selling opportunities, attractive synergies and diversified presence across the most compelling markets, through a transaction that is immediately accretive to all key financial measures. We expect the transaction to close in the third quarter and look forward to the significant opportunities ahead for our customers, employees and shareholders.”

Operational and Financial Results

Revenue, Bookings, Cost of Sales and Gross Operating Margin

Consolidated revenue for the second quarter of 2024 was $120.3 million, up $10.0 million from the first quarter of 2024 and up $30.7 million compared to the second quarter of 2023, representing an increase of 9.1% sequentially and increase of 34.3% year-over-year. The sequential revenue growth was primarily driven by increased sales of Subsea Products, which increased 23% compared to the first quarter due to robust subsea wellhead deliveries. The company recently completed a successful tender with Petrobras and sees accelerating success of its One Subsea wellhead collaboration agreement.

The positive performance in the Well Construction segment was led by offshore liner hanger growth in West Africa, partially offset by the headwinds of the seasonally expected breakup season in Canada. Additionally, the year-over-year revenue increase was driven by the acquisition of Great North, which contributed $21.9 million in the quarter, combined with higher deepwater offshore Well Construction activity.

The Well Construction segment consists entirely of acquisitions completed by Dril-Quip in recent years and accounted for more than 40% of revenue in the first half of 2024. These acquisitions reflect an expansion from Dril-Quip’s legacy subsea business, with nearly 33% of annual proforma Dril-Quip revenue now coming from onshore oil and gas operations; importantly, the complementary nature of the product lines allows Dril-Quip to leverage customer relationships, engineering expertise, and manufacturing strength to integrate and grow these market segments.

Subsea Product orders booked in the second quarter of 2024 were $54.1 million, an increase of $11.9 million sequentially and down $3.0 million from the prior year period. Inclusive of cancellations, Subsea Product bookings were $12.8 million due to a customer cancelling a drilling campaign in Australia requiring the reversal of subsea production system bookings previously recorded in the fourth quarter of 2023. Booking activity for our Subsea Segment remains attractive.

Cost of sales for the second quarter of 2024 was $83.2 million, an increase of $4.8 million sequentially and $17.5 million year-over year. Gross margin for the second quarter of 2024 was 30.8%, up from 28.9% for the first quarter of 2024 and 26.7% year-over-year. Gross margins increased both sequentially and year-over-year, driven by favorable product mix within Subsea Products and the impacts of productivity initiatives.

Selling, General, Administrative, and Engineering & Other Expenses

Selling, general and administrative (“SG&A”) expenses for the second quarter of 2024 were $29.8 million, a decrease of $0.2 million compared to the first quarter of 2024 and an increase of $7.7 million year-over-year. SG&A decreased sequentially primarily due to lower personnel related expense. SG&A increased year-over-year primarily due the addition of Great North expenses and higher personnel related costs.

Engineering and product development expenses were $3.6 million for the second quarter of 2024, a decrease of $0.2 million from the first quarter of 2024 and an increase of $0.4 million year-over-year. The sequential decrease is related the impact of productivity initiatives, and the year-over-year increase is attributed to increased testing and qualifications related to specific international customer requirements.

Net Loss, Adjusted EBITDA and Free Cash Flow

For the second quarter of 2024, the Company reported net loss of $1.8 million, or a loss of $0.05 per share. This compares to net loss of $20.0 million, or $0.58 per share, for the first quarter of 2024 and a net income of $3.5 million, or $0.10 per share,in the prior year period.

Adjusted EBITDA totaled $16.5 million for the second quarter of 2024, an increase of $6.3 million sequentially, and an increase of $7.7 million from one year ago. Adjusted EBITDA margins expanded to 13.7%, up 450 basis points from the first quarter of 2024 due to increased revenue and improvements in operational efficiency, specifically within the Company’s Subsea Products segment.

Cash used in operations was $9.3 million for the second quarter of 2024, a decrease of $5.2 million sequentially and a decrease of $20.6 million compared to second quarter of 2023. Free cash flow was a use of $15.5 million for the second quarter of 2024, a decrease of $6.6 million sequentially and a decrease of $16.6 million compared to the second quarter of 2023. The sequential decrease in cash flow is primarily related to the timing of certain customer payments as well as the timing of insurance related premium payments. We expect the overall impact of these two items to normalize in the second half of 2024.

Capital expenditures in the second quarter of 2024 were $6.2 million, the majority of which were related to investments in manufacturing equipment and rental tools bound for work already secured.

Outlook

Due to the pending merger with Innovex, the Company has suspended providing earnings guidance updates. Accordingly, investors are cautioned not to rely on historical forward-looking statements as those forward-looking statements were the estimates of management only as of the date provided and were subject to the specific risks and uncertainties that accompanied such forward-looking statements.

Transaction Update

Dril-Quip continues make progress towards the completion of its previously announced merger with Innovex Downhole Solutions. On May 1, 2024, the Company filed a preliminary proxy statement with the SEC.

The transaction has been approved by the Boards of Directors of both companies. The Company expects that the merger will be completed in the third quarter of 2024, subject to customary closing conditions.

Conference Call

Due to the pending merger with Innovex, Dril-Quip will not host a conference call or webcast to discuss its second quarter 2024 results.

About Dril-Quip

Dril-Quip is a developer, manufacturer and provider of highly engineered equipment, service and innovative technologies for use in the energy industry.

Investors should note that Dril-Quip announces material financial information in Securities and Exchange Commission (“SEC”) filings, press releases and public conference calls. Dril-Quip may use the Investors section of its website (www.dril-quip.com) to communicate with investors. It is possible that the financial and other information posted there could be deemed to be material information. Information on Dril-Quip’s website is not part of this release.

Forward-Looking Statements

Statements contained herein relating to future operations and financial results that are forward-looking statements, including those related to market conditions, benefits of the pending merger with Innovex, benefits of the recently completed acquisition of Great North, anticipated project bookings, anticipated timing of delivery of new orders, anticipated revenues, costs, cost synergies and savings, possible acquisitions, new product offerings and related revenues, share repurchases and expectations regarding operating results, are based upon certain assumptions and analyses made by the management of the Company in light of its experience and perception of historical trends, current conditions, expected future developments and other factors. These statements are subject to risks beyond the Company’s control, including, but not limited to, risks related to the pending merger with Innovex, including uncertainty as to whether the conditions to closing the merger will be satisfied or whether the mergers will be completed, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, the impact of actions taken by the Organization of Petroleum Exporting Countries and the expanded alliance (OPEC+) with respect to their production levels and the effects thereof, risks related to the recently completed acquisition, including the risk that the benefits of the Great North acquisition may not be fully realized or may take longer to realize than expected, that we will fail to successfully integrate the properties and assets into our business and that management attention will be diverted to integration-related issues, the impact of general economic conditions, including inflationary pressures and interest rates, a general economic slowdown or recession or instability in financial institutions, on economic activity and on our operations, the general volatility of oil and natural gas prices and cyclicality of the oil and gas industry, declines in investor and lender sentiment with respect to, and new capital investments in, the oil and gas industry, project terminations, suspensions or scope adjustments to contracts, uncertainties regarding the effects of new governmental regulations, the Company’s international operations, operating risks, the impact of our customers and the global energy sector shifting some of their asset allocation from fossil-fuel production to renewable energy resources, and other factors detailed in the Company’s public filings with the SEC. Investors are cautioned that any such statements are not guarantees of future performance and actual outcomes may vary materially from those indicated.

Important Information for Stockholders

In connection with the proposed merger of the Company and Innovex, the Company has filed with the SEC a registration statement on Form S-4 (as amended, the “Registration Statement”) on May 1, 2024, that included a proxy statement/prospectus (the “Proxy Statement/Prospectus”). The information in the Registration Statement is not complete and may be changed. The Company has filed other relevant documents with the SEC regarding the proposed merger. This document is not a substitute for the Proxy Statement/Prospectus or Registration Statement or any other document that the Company has filed with the SEC. STOCKHOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS THAT HAVE BEEN FILED BY THE COMPANY WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Such stockholders can obtain free copies of the Registration Statement and Proxy Statement/Prospectus and other documents containing important information about the Company, Innovex and the proposed merger through the website maintained by the SEC at http://www.sec.gov. Additional information is available on the Company’s website, www.dril-quip.com.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with the proposed merger. Information about the Company’s directors and executive officers including a description of their interests in the Company is included in the Company’s most recent Annual Report on Form 10-K/A, including any information incorporated therein by reference, as filed with the SEC. Additional information regarding these persons and their interests in the proposed merger is included in the Proxy Statement/Prospectus relating to the proposed merger filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Innovex and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company stockholders in connection with the proposed merger. A list of the names of such directors and executive officers and information regarding their interests in the proposed merger is included in the Proxy Statement/Prospectus relating to the proposed merger filed with the SEC.

Non-GAAP Financial Information

Free Cash Flow and Adjusted EBITDA are non-GAAP measures.

Free Cash Flow is defined as net cash provided by operating activities less cash used in the purchase of property, plant and equipment.

Adjusted EBITDA is defined as net income (loss) excluding income taxes, interest income and expense, depreciation and amortization expense, stock-based compensation, non-cash gains or losses from foreign currency exchange rate changes as well as other significant non-cash items and other adjustments for certain charges and credits.

The Company believes that these non-GAAP measures enable it to evaluate and compare more effectively the results of our operations period over period and identify operating trends by removing the effect of its capital structure from its operating structure. In addition, the Company believes that these measures are supplemental measurement tools used by analysts and investors to help evaluate overall operating performance, ability to pursue and service possible debt opportunities and make future capital expenditures. Free Cash Flow and Adjusted EBITDA do not represent funds available for our discretionary use and are not intended to represent or to be used as a substitute for net income (loss) or net cash provided by operating activities, as measured under U.S. generally accepted accounting principles (“GAAP”).

See “Unaudited Non-GAAP Financial Measures” below for additional information concerning non-GAAP financial information, including a reconciliation of the non-GAAP financial information presented in this press release to the most directly comparable financial information presented in accordance with GAAP. Non-GAAP financial information supplements and should be read together with, and is not an alternative or substitute for, the Company’s financial results reported in accordance with GAAP. Because non-GAAP financial information is not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures.

Investor Relations Contact

Erin Fazio, Director of Corporate Finance

Erin_Fazio@dril-quip.com

	Three months ended
	June 30, 2024	March 31, 2024	June 30, 2023
	(In thousands, except per share data)
Revenues:
Products	$74,330	$64,562	$55,828
Services	32,714	30,187	23,733
Leasing	13,298	15,548	10,046
Total revenues	120,342	110,297	89,607
Costs and expenses:
Cost of sales	83,229	78,419	65,711
Selling, general and administrative	29,771	29,991	22,114
Engineering and product development	3,588	3,738	3,202
Restructuring and other charges	-	-	(610)
Gain on sale of property, plant and equipment	54	(200)	(738)
Acquisition costs	1,695	19,046	1,134
Change in fair value of earn-out liability	-	-	-
Foreign currency transaction loss (gain)	6,671	(1,895)	(4,812)
Total costs and expenses	125,008	129,099	86,001
Operating income (loss)	(4,666)	(18,802)	3,606
Interest income, net	(2,053)	(2,196)	(1,979)
Income tax provision (benefit)	(801)	3,378	2,102
Net income (loss)	$(1,812)	$(19,984)	$3,483
Net income (loss) per share
Basic	$(0.05)	$(0.58)	$0.10
Diluted	$(0.05)	$(0.58)	$0.10
Depreciation and amortization	$8,007	$8,432	$7,049
Capital expenditures	$6,156	$4,757	$10,187
Weighted Average Shares Outstanding
Basic	34,437	34,417	34,130
Diluted	34,437	34,417	34,490

	June 30, 2024	December 31, 2023
	(In thousands)
Assets:
Cash, cash equivalents, and restricted cash	$189,219	$191,400
Short-term investments	-	25,908
Other current assets	518,331	502,409
PP&E, net	211,117	217,631
Other assets	89,490	90,833
Total assets	$1,008,157	$1,028,181
Liabilities and Equity:
Current liabilities	$126,429	$117,703
Deferred income taxes	9,189	10,564
Other long-term liabilities	20,015	18,654
Total liabilities	155,633	146,921
Total stockholders equity	852,524	881,260
Total liabilities and equity	$1,008,157	$1,028,181

Adjusted Net Income (Loss) and Diluted EPS:	Three months ended
	June 30, 2024		March 31, 2024		June 30, 2023
	Effect on net income (loss) (after-tax)	Impact on diluted earnings (loss) per share	Effect on net income (loss) (after-tax)	Impact on diluted earnings (loss) per share	Effect on net income (loss) (after-tax)	Impact on diluted earnings (loss) per share
	(In thousands, except per share amounts)
Net income (loss)	$(1,812)	$(0.05)	$(19,984)	$(0.58)	$3,483	$0.10
Adjustments (after tax):
Foreign currency transaction loss	5,270	0.15	(1,497)	(0.04)	(3,801)	(0.11)
Restructuring and other charges	-	-	-	-	(14)	-
Gain on sale of property, plant and equipment	43	-	(158)	-	(583)	(0.02)
Adjusted net income (loss)	$3,501	$0.10	$(21,639)	$(0.62)	$(915)	$(0.03)

Adjusted EBITDA:	Three months ended
	June 30, 2024	March 31, 2024	June 30, 2023
	(In thousands)
Net income (loss)	$(1,812)	$(19,984)	3,483
Add:
Interest income, net	(2,053)	(2,196)	(1,979)
Income tax provision (benefit)	(801)	3,379	2,102
Depreciation and amortization expense	8,007	8,432	7,049
Restructuring and other charges	-	-	(610)
Acquisition costs	1,695	19,046	1,134
Gain on sale of property, plant and equipment	54	(200)	(738)
Foreign currency transaction loss	6,671	(1,895)	(4,812)
Stock compensation expense	3,378	2,788	2,566
Other	1,376	805	592
Adjusted EBITDA	$16,515	$10,175	$8,787

Free Cash Flow:	Three months ended
	June 30, 2024	March 31, 2024	June 30, 2023
	(In thousands)
Net cash provided by (used in) operating activities	$(9,304)	$(4,104)	$11,282
Less:
Purchase of property, plant and equipment	(6,156)	(4,757)	(10,187)
Free cash flow	$(15,460)	$(8,861)	$1,095